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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Litton Industries, Inc. (the "Company") on Form S-8 of our report dated September 23, 1998, appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 1998.


Deloitte & Touche LLP

Los Angeles, California
December 3, 1998